EXHIBIT 3.2


                                   3M COMPANY

                                     BYLAWS
                          As Amended November 11, 2002
                                       ---


                                      SEAL

         1. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and shall be in such form as may be approved from time to time by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.


                            MEETINGS OF STOCKHOLDERS

         2. All meetings of the stockholders shall be held at such date, time, and place either within or without the State of Delaware as may be designated by the Board of Directors from time to time in the notice of the meeting. An annual meeting shall be held for the election of directors, and any other proper business may be transacted thereat.

         3. The holders of a majority of each class of stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Restated Certificate of Incorporation, or by these Bylaws. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 4 of these Bylaws until a quorum shall attend.

         4. At any meeting of stockholders, annual or special, the Chairman of the meeting, or the holders of a majority of the voting power of the voting stock of the Corporation represented in person or by proxy at the meeting, may adjourn the meeting from time to time, to reconvene at the same or some other place, whether or not there is a quorum. Notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         5. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. Unless otherwise provided in the Restated Certificate of


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Incorporation or as otherwise determined by the Board of Directors pursuant to the powers conferred by the Restated Certificate of Incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the Corporation.

         6. Written notice of the annual meeting which shall state the place, date, and hour of the meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock book of the Corporation, at least ten (10) days prior to the meeting. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Restated Certificate of Incorporation otherwise provides) any special meeting of the stockholders holders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

         7. A complete list of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order, with the record address of each, and the number of voting shares held by each, shall be prepared by the Secretary and made available for examination by any stockholder either at a place within the city where the meeting is to be held, which place shall be so specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held, at least ten (10) days before every meeting, and shall at all times, during the usual hours for business, and during the whole time of said meeting, continue to be open to the examination of any stockholder, for any purpose germane to the meeting.

         8. Special meetings of the stockholders may be called for any purpose or purposes by the Chairman of the Board, and shall be called by the Secretary at the request in writing of the Chairman of the Board or of a majority of the Board of Directors. Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting.

         9. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be mailed postage prepaid, at least ten
(10) days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation.

         10. The Board of Directors shall appoint three persons as inspectors of election, to serve for one year or until their successors are chosen. The inspectors shall act at meetings of stockholders on elections of Directors and on all other matters voted upon by ballot.

         Any two of the inspectors in the absence of the third shall have power to act. If at the time of any meeting inspectors have not been appointed or if none, or only one, of the inspectors is present and willing to act, the Chairman of the Board shall appoint the required number of inspectors so that three inspectors shall be present and acting.


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10A. Notice of Stockholder Business and Nominations.

         (a) Annual Meetings of Stockholders.

                  (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause
                  (iii) of paragraph (a)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action.

                  (3) To be timely, a stockholder's notice shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

                  (4) Such stockholder's notice shall set forth:

                           (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);


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                           (ii) as to any other business that the stockholder
                           proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

                           (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and
                           (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (5) Notwithstanding anything in paragraph (a)(3) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

         (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (A) by or at the direction of the Board of Directors or (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting, and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a) of this Bylaw shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an


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         adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         (c) General.

                  (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

                  (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
                  Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing, provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors under specified circumstances.


                                    DIRECTORS

         11. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Restated Certificate of Incorporation.

         12. Except as otherwise fixed by or pursuant to the provisions of Article FOURTH of the Restated Certificate of Incorporation (as it may be duly amended from time to time) relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect, by separate class vote, additional directors, the number of directors of the Corporation shall be the number fixed from time to time by the affirmative vote of a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies. Until otherwise fixed by the directors, the number of directors constituting the entire Board shall be 16. The persons receiving the votes of plurality in amount of holders of the shares of capital stock of the Corporation, considered as a single class,


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entitled to vote generally in the election of directors present at the meeting in person or by proxy shall be directors for the term prescribed by Article TENTH of the Restated Certificate of Incorporation or until their successors shall be elected and qualified.

         13. Newly created directorships resulting from an increase in the number of directors of the Corporation and vacancies occurring in the Board of Directors resulting from death, resignation, retirement, removal, or any other reason shall be filled by the affirmative vote of a majority of the directors, although less than a quorum, then remaining in office and elected by the holders of the capital stock of the Corporation entitled to vote generally in the election of directors or, in the event that there is only one such director, by such sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

         14. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.


                             COMMITTEES OF DIRECTORS

         15. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate an Executive Committee and one or more committees, each committee to consist of one (1) or more Directors of the Corporation, which, to the extent provided in said resolution or resolutions or in these Bylaws, or unless otherwise prescribed by statute, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board.

         16. The committees of the Board of Directors shall keep regular minutes of their proceedings and report the same to the Board when required. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any absent or disqualified member.


                            COMPENSATION OF DIRECTORS

         17. The compensation of the Directors of the Corporation shall be fixed by resolution of the Board of Directors.


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                              MEETINGS OF THE BOARD

         18. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

         19. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

         20. Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

         21. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board, by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         22. Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         23. At all meetings of the Board of Directors, a majority of the Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at any meeting at which there is a quorum, shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Restated Certificate of Incorporation or by these Bylaws. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.


                                    OFFICERS

         24. The officers of the Corporation shall be elected by the Board of Directors at its annual meeting, or if the case requires, at any other regular or special meeting; and shall be a Chairman of the Board of Directors and a Secretary, and, if it so determines, one or more vice presidents, a Treasurer, one or more assistant secretaries, one or more assistant treasurers, and such other officers as the Board shall deem desirable. The same person may hold any two offices at the same time.


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         25. The Board of Directors may appoint such other officers and agents as it shall deem desirable with such further designations and titles as it considers desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         26. The compensation of the officers of the Corporation shall be fixed by or under the direction of the Board of Directors.

         27. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the Chairman or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

         28. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws, and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent, or employee to give security for the faithful performance of his or her duties.


                                 SHARES OF STOCK

         29. The certificates of stock of the Corporation shall be in such form as is consistent with applicable law. The shares of stock of the Corporation shall be represented by certificates, or some or all of any or all classes or series of its stock shall be uncertificated shares. Every holder of stock in the Corporation, upon request, shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, or a vice president, and the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary, certifying the number of shares owned by the holder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, and, in case of stock represented by a certificate, upon surrender of the certificate.


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                  LOST, STOLEN, OR DESTROYED STOCK CERTIFICATE

         30. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.


                                   FISCAL YEAR

         31. The fiscal year shall begin on the first day of January in each year.


                                     NOTICES

         32. Whenever under the provisions of these Bylaws notice is required to be given to any Director, officer, or stockholder, it shall not be construed to mean personal notice, unless expressly so stated, but such notice may be given by any means or instrumentality reasonably designed for such purpose and permitted by law.

         33. Whenever notice is required to be given by law or under any provision of the Restated Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Restated Certificate of Incorporation or these Bylaws.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         34. The Corporation shall indemnify, to the full extent authorized or permitted by law, any person made or threatened to be made a party to any action, suit, or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Director, officer, or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a Director, officer, or employee.

         Expenses incurred by any such person in defending any such action, suit, or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Bylaw


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shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Director, officer, or employee. No amendment of this Bylaw shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

         For purposes of this Bylaw 34, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust, or employee benefit plan; service "at the request of the Corporation" shall include service as a Director, officer, or employee of the Corporation which imposes duties on, or involves services by, such Director, officer, or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interest of the Corporation.

         35. The indemnification provided by these Bylaws shall not be deemed exclusive of any other rights to which those indemnified may be entitled by any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         36. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of these Bylaws.


                              INTERESTED DIRECTORS

         37. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or
(ii)


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the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are know to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board, a committee thereof, or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.


                                 FORM OF RECORDS

         38. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.


                                   AMENDMENTS

         39. Subject to any limitations imposed by the Restated Certificate of Incorporation, the Board of Directors shall have power to adopt, amend, or repeal these Bylaws. Any Bylaws made by the directors under the powers conferred by the Restated Certificate of Incorporation may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and any other provisions of the Restated Certificate of Incorporation or these Bylaws (and notwithstanding that a lesser percentage may be specified by law), no provisions of these Bylaws shall be adopted, amended, or repealed by the stockholders without an affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purposes of this Bylaw as a single class.

         Notwithstanding the foregoing and any other provisions of the Restated Certificate of Incorporation or these Bylaws (and notwithstanding that a lesser percentage may be specified by law), the provisions of this Bylaw 39 and Bylaws 12 and 13 may not be amended or repealed unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Bylaw as a single class.


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         The undersigned, duly qualified Secretary of 3M Company, a Delaware corporation, hereby certifies the foregoing to be a true and complete copy of the By-Laws of 3M Company in effect on this date.

                                                   /s/ Gregg M. Larson
                                                   -----------------------------
                                                   Assistant General Counsel and
                                                   Secretary

                                                   Dated: December 9, 2002




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